SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2002

OneLink, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-27968 (Commission File Number)	41-2004369 (IRS Employer Identification No.)

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402-4140

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (952) 294-3394

10340 Viking Drive, Suite 150

Eden Prairie, MN 55344

(Former Name or Former Address, if Changed Since Last Report)

Item 2.            Acquisition or Disposition of Assets.

Pursuant to an Asset Purchase Agreement dated as of June 28, 2002 (the “Asset Purchase Agreement”) by and between OneLink, Inc. (the “Company”) and CallVision, Inc., a Washington corporation (“CallVision”), CallVision agreed to purchase substantially all of the operating assets of the Company.

On November 13, 2002, the Company first mailed to the Company’s shareholders the Notice of Special Meeting and Information Statement filed with the Securities and Exchange Commission on the same date.  The Notice of Special Meeting and Information Statement notified the Company’s shareholders of a special meeting to held on November 22, 2002 at which the shareholders were asked to approve the Company’s sale of substantially all of its assets on the terms and conditions contained in the Asset Purchase Agreement.

At the special meeting held on November 22, 2002, there was not a sufficient number of shares represented in person or by proxy in order to constitute a quorum for the transaction of business.  Accordingly, the special meeting was adjourned until December 2, 2002 pursuant to the Company’s bylaws.  At the reconvened meeting held on December 2, 2002, there was not a sufficient number of shares represented in person or by proxy in order to constitute a quorum for the transaction of business.  Accordingly, the special meeting was adjourned until December 6, 2002 pursuant to the Company’s bylaws.  At the reconvened meeting held on December 6, 2002, the Company’s shareholders approved the asset sale.

On December 11, 2002, the Company closed the sale of substantially all of its assets to CallVision.  At the closing, the Company received $100,000 from CallVision as the final installment of the purchase price for the Company’s assets.  The Company expects to use the proceeds to discharge its outstanding obligations to creditors.  Any remaining amounts will be set aside to pay for future disclosure reporting under the Securities Exchange Act of 1934, as amended.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

                (c)   Exhibits.

No.	Description
4.1	The Company’s Articles of Incorporation (1)
4.2	The Company’s Certificate of Designation for Series A Preferred Stock (2)

(1)            Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File No. 33-90084C) filed March 7, 1995.

(2)            Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on September 13, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneLink, Inc.

Date: December 9, 2002	/s/ Paul Lidsky
Paul Lidsky
President and Chief Executive Officer